UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 24, 2009 (March 18, 2009)

PREMIER POWER RENEWABLE ENERGY, INC.
(Exact name of registrant as specified in Charter)

Delaware	333-140637	13-4343369
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4961 Windplay Drive, Suite 100
El Dorado Hills, CA 95762
(Address of Principal Executive Offices)

(916) 939-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

The disclosures under Item 5.02(d) below are incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           Election of Directors

On March 18, 2009, the Board of Directors of the registrant elected Tommy Ross as a new director.  Mr. Ross was also named to the audit and compensation committees of the Board.

In connection with Mr. Ross’ election as a director, the registrant and Mr. Ross entered into a Director Agreement (the “Agreement”) on March 23, 2009.  Pursuant to the terms of the Agreement, Mr. Ross agreed to serve on the Board until March 11, 2011, such term being subject to re-election at the registrant’s subsequent annual meeting of shareholders.  Mr. Ross is required to attend at least two Board meetings via teleconference and at least two Board meetings in person per year, and he will be compensated for his services to the Board with $1,250 for each Board meeting he attends via teleconference and $2,500 for each Board meeting he attends in person.  Mr. Ross will also receive 50,000 shares of the Registrant’s common stock, par value $0.0001 per share (“Common Stock”), according to the following schedule: (i) 16,500 Common Stock shares after the first year of service on the Board, which shares will be issued to Mr. Ross even if the Registrant’s shareholders fail to re-elect Mr. Ross at the first annual meeting of shareholders following Mr. Ross’ election to the Board, (ii) 16,500 Common Stock shares after the second year of service on the Board, and (iii) 17,000 Common Stock shares after the third year of service on the Board.  The registrant is required to maintain a Directors’ Errors and Omissions insurance policy (“D&O Policy”) insuring the entire Board, including Mr. Ross, for a policy amount of no less than $2,000,000, and in the event the D&O Policy coverage is insufficient to cover losses occasioned by actions of the Board, the registrant also agreed to indemnify and hold Mr. Ross harmless from and against any loss, damages, costs, expenses, liabilities, and or causes of action that may arise as a result of his dutiful and responsible performance of his duties as a Board member.  A copy of the Agreement is filed with this report as Exhibit 10.1 and is incorporated by reference herein.  The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement.

There are no related party transactions to report.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Exhibit Description

10.1	Director Agreement between the Registrant and Tommy Ross, dated March 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER POWER RENEWABLE ENERGY, INC. (Registrant)

Date: March 24, 2009	By:	/s/ Dean Marks
Dean Marks Chief Executive Officer and President